UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2013

EMULEX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31353	51-0300558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Susan Street

Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Approval of Takeover Offer by New Zealand Overseas Investment Office.

On February 5, 2013, Emulex Corporation and Endace Limited issued a joint press release announcing that Emulex’s Takeover Offer for Endace has been approved by the New Zealand Overseas Investment Office. A copy of the joint press release is attached hereto as Exhibit 99.1. In response to the Takeover Offer made by Emulex on December 21, 2012 for Endace Limited, Emulex has received notice that the receiving agent has received acceptances of more than 40% of the Endace shares.

The information in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into filings under the Securities Act.

Reset of Retrial Date for Certain Claim in Broadcom Patent Infringement Lawsuit.

As previously disclosed, Broadcom Corporation (Broadcom) filed a patent infringement lawsuit against the Company in the United States District Court in the Central District of California. The Court previously set April 12, 2013 as the date for the start of the re-trial relating to the ‘194 family of patents that the previous jury could not reach a unanimous verdict on for April 2, 2013. The previous trial involved the following patents in the ‘194 family: U.S. Patent 6,424,194 [the ‘194 patent], Claim 1; U.S. Patent 7,486,124, Claim 5; and U.S. Patent 7,724,057, Claim 42, all of which pertain to circuitry used to deserialize signals.

On February 1, 2013, the Court announced that it had reset the start date for the retrial relating to the ‘194 family of patents from April 2, 2013 to November 5, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint press release of Emulex Corporation and Endace Limited, dated February 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2013

EMULEX CORPORATION

By:	/s/ MICHAEL J. ROCKENBACH
Michael J. Rockenbach
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release of Emulex Corporation and Endace Limited, dated February 5, 2013